Exhibit 10.43

AGREEMENT AMENDMENT

First Amendment to

Agreement Between

NewLink Genetics Corporation

and

Medical College of Georgia Research Institute, Inc.

This first amendment to the agreement is entered into by and between NewLink Genetics Corporation (hereinafter SPONSOR) and the Medical College of Georgia Research Institute, Inc. (hereinafter MCGRI).

WHEREAS on November 17, 2006 MCGRI approved an agreement with SPONSOR for the term from September 5, 2006 through September 5, 2007 under which MCGRI and the Medical College of Georgia agreed to perform the study entitled, [*] under the direction of Dr. Andrew Mellor as Principal Investigator.

NOW, THEREFORE, said agreement is amended as follows:

1.                                       Article 1- RESEARCH PERFORMANCE, subsection 1.4 of agreement is deleted and replaced in its entirety to read:

The Agreement Period is approximately September 5, 2006 through September 5, 2008 unless earlier terminated pursuant to this Agreement.

2.                                       Article 2 - COSTS, BILLINGS, AND OTHER SUPPORT of agreement is amended to include:

Sponsor agrees to pay MCGRI the sum of [*] for the additional performance period of September 5, 2007 through September 5, 2008. Sponsor shall pay in four equal installments of [*] in Sept. 2007, Jan., June, and July 2008.

3.                                       All other terms and conditions of agreement not expressly amended herein shall remain in full force and effect.

This first amendment to the clinical research agreement is signed below and agreed to by the duly authorized representatives of the parties.

MEDICAL COLLEGE OF GEORGIA		NEWLINK GENETICS
RESEARCH INSTITUTE, INC.		CORPORATION

/s/Betty Aldridge	8/21/07	/s/Nicholas Vahanian	8/21/07
Betty Aldridge	Date	Name: Nicholas N. Vahanian	Date
Executive Director		Title: Chief Medical & Operations
Officer